Exhibit 4.7

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") NOR HAVE THEY BEEN REGISTERED WITH THE SECURITIES AUTHORITIES OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE OR OTHER JURISDICTION SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY (WHICH OPINION SHALL NOT BE REQUIRED FOR A SALE PURSUANT TO RULE 144(b)(1) UNDER THE SECURITIES ACT, PROVIDED THAT THE COMPANY HAS RECEIVED CUSTOMARY REPRESENTATIONS CERTIFYING AS TO THE AVAILABILITY OF SUCH RULE 144(b)(1)).  FOLLOWING NOVEMBER 19, 2010, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES OR OTHER LOAN WITH AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

IN ADDITION, THESE SECURITIES AND THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON DISPOSITIONS AS SET FORTH IN SECTION 4 OF THIS WARRANT, 2009.

November 19, 2009	Number of Shares: [ ]
(subject to adjustment)
__________________________________________________

WARRANT TO PURCHASE ORDINARY SHARES
OF
RETALIX LTD.
__________________________________________________

THIS WARRANT (this “Warrant”) certifies that, for value received [investor] (together with its successors, transferees and assigns, the “Holder”) is entitled to purchase, subject to the provisions of this Warrant (this “Warrant”), from Retalix Ltd., an Israeli company (“Company”), during the term of this Warrant, at a purchase price per share equal to $[  ] (as adjusted from time to time pursuant to the terms of this Warrant), up to [  ] Ordinary Shares, par value NIS 1.00 per share, of the Company (as adjusted from time to time pursuant to the terms of this Warrant, the “Company Shares”). The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the terms of this Warrant, shall be referred to herein as the “Warrant Shares” and the “Exercise Price”, respectively.

1.	EXERCISE.

1.1.
Manner of Exercise. This Warrant may be exercised, in whole or in part, on one or more occasions during its term.  The Warrant may be exercised by the surrender of this Warrant, together with the Notice of Exercise in the form attached hereto, duly completed and executed by the Holder, at the principal office of the Company or at such other office or agency as the Company may designate, accompanied by payment in the aggregate Exercise Price payable in respect of the Warrant Shares purchasable upon such exercise (unless this Warrant is being exercised pursuant to the provision set forth in Section 1.2 below). The Exercise Price may be paid by cash, check, wire transfer or by the cancellation of debt owed by the Company to the Holder.

1.2.	Net Issue Exercise.

1.2.1.
In lieu of exercising this Warrant in the manner provided in Section 1.1 above, the Holder may elect to receive Warrant Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company or at such other office or agency as the Company may designate, together with the Notice of Exercise in the form attached hereto, duly completed and executed by the Holder, in which event the Company shall issue to the Holder the number of Warrant Shares computed using the following formula:

X = Y * (A - B)
      A

Where:	X =	the number of Warrant Shares to be issued to the Holder.

Y =	the number of Warrant Shares, as adjusted to the date of such calculation, underlying the portion of the Warrant being exercised assuming a cash exercise.

A=	the Fair Market Value (as defined below) of one Warrant Share.

B =	the Exercise Price, as adjusted to the date of such calculation.

1.2.2.	For purposes of this Warrant, the “Fair Market Value” of a Warrant Share on the date of calculation shall mean:

1.2.2.1.
If the Company Shares are listed on a U.S. national securities exchange, then the Fair Market Value shall be the average closing reported for the five (5) trading days immediately preceding the exercise date.

1.2.2.2.
If the Company Shares are not listed on a U.S. national securities exchange, but are traded on the Tel Aviv Stock Exchange, then the Fair Market Value shall be the last sale price of the Company Shares reported for the five (5) trading days immediately preceding the exercise date, and if no such sale price is reported, the average of the closing bid and asked prices as reported for the five (5) trading days prior to the exercise date.

1.2.2.3.
If the Company Shares are not listed on a U.S. national securities exchange, but are traded in any over-the-counter market, then the Fair Market Value shall be the last sale price of the Company Shares reported for the five (5) trading days immediately preceding the exercise date, and if no such sale price is reported, the average of the closing bid and asked prices as reported for the five (5) trading days prior to the exercise date.

1.2.2.4.
If the Company Shares are not publicly traded, then the Fair Market Value shall be the fair market value of a Company Share as determined by the Board of Directors in good faith, unless the Company is at such time subject to a Liquidity Event (as defined below), in which case the Fair Market Value shall be deemed to be the value of the consideration per share received by the holders of such shares pursuant to such event. If the Holder objects to the determination of the fair market value, such determination shall be referred to an independent appraiser jointly selected by the Company and Holder (the “Appraiser”), at the Company’s expense, and in the absence of an agreement as to the identity of the Appraiser within 10 days, the determination of an appraiser who is experienced in such matters shall be referred to the President of the Israeli Bar Association.  The Appraiser shall determine the fair market value on the basis of information provided by the Company and the Holder, each of which shall be entitled to make written and oral submissions to the Appraiser. The Appraiser shall provide its determination in writing within 30 days of initiation of the proceedings, which shall be binding upon the parties. Within 10 days after the determination of the Appraiser, the Holder shall notify the Company whether or not it wishes to pursue the exercise on the basis of such fair market value.

1.2.2.5.
If the exercise is in connection with a public offering of the Company Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or the equivalent actions under the laws of another jurisdiction, then the fair market value shall be the initial “Price to Public” per share specified in the final prospectus with respect to the offering, before deduction of discounts, commissions or expenses.

1.3.
Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which (a) this Warrant shall have been exercised as provided in Section 1.1 above or (b) notification to the Company shall have been provided that this Warrant is being exercised pursuant to Section 1.2 above. At such time, the person(s) in whose name(s) any certificates representing the Warrant Shares shall be issuable upon exercise as provided in Section 1.4 below shall be deemed to have become the holder of record of such Warrant Shares represented by such certificates.

1.4.
Delivery to Holder. As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within 5 days thereafter, the Company at its expense will instruct its transfer agent to issue in the name of, and delivered to, the Holder, or as such Holder may direct (subject to the payment of any applicable taxes by the Holder):

1.4.1.	a certificate(s) for the number of Warrant Shares to which such Holder shall be entitled, and (if applicable)

1.4.2.
in case such exercise is in part only, a new warrant(s) (dated the date hereof) of like tenor, calling in the aggregate on the face(s) thereof for the number of Warrant Shares equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in Section 1.1or 1.2 above.

1.5.
Conditional Exercise. In case of an exercise made in connection with a public offering of the Company Shares pursuant to an effective registration statement under the Securities Act or the equivalent actions under the laws of another jurisdiction, or a Liquidity Event (as defined below), such exercise may be made conditional upon the closing of such offering or event.

For purposes of this Warrant, the term “Liquidity Event” shall mean: (i) a sale, lease, exchange, transfer, license, acquisition or disposition of all or substantially all of the Company’s assets; (ii) a sale of all or substantially all of the Company’s issued and outstanding shares, such that following the transaction more than fifty percent (50%) of the Company’s issued shares are held by persons who, prior to the said transaction, held less than fifty percent (50%) of the Company’s issued shares; or (iii) a merger or consolidation of the Company with or into another corporation, such that following the transaction more than fifty percent (50%) of the surviving entity’s issued shares are held by persons who, prior to the said transaction, held less than fifty percent (50%) of the Company’s issued shares.

2.	ADJUSTMENTS.

The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

2.1.
Stock Splits, Dividends and Combinations. If the outstanding Company Shares shall be subdivided into a greater number of shares or a dividend or other distribution payable in additional shares shall be paid in respect of Company Shares, then simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased. If outstanding Company Shares shall be combined into a smaller number of shares, then simultaneously with the effectiveness of such combination the Exercise Price in effect immediately prior thereto shall be proportionately increased and the number of Warrant Shares shall be proportionately decreased as determined by the Board of Directors in good faith. If the Holder objects to the determination of the Board of Directors, such determination shall be referred to the Appraiser, according to the provisions set forth in Section 1.2.2.3.

2.2.
Pro Rata Distributions.  If the Company, at any time during the term of this Warrant, distributes to holders of Company Shares (i) evidences of its indebtedness, (ii) any security (other than a distribution of Company Shares covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall be proportionately reduced and the number of Warrant Shares shall be proportionately increased as determined by the Board of Directors in good faith. If the Holder objects to the determination of the Board of Directors, such determination shall be referred to the Appraiser, according to the provisions set forth in Section 1.2.2.3.

2.3.
Reclassification, Etc. In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in Section 2; and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

2.4.
Other Transactions.  In the event that the Company shall issue shares to its shareholders as a result of a split-off, spin-off or the like, then the Company's Board of Directors shall make allowances to protect the economic interest of the Holder either by increasing the number of Warrant Shares or by procuring that the Holder shall be entitled, on economically proportionate terms, to acquire additional shares of the spun-off or split-off entities. Upon each adjustment in the number or kind of Warrant Shares purchasable hereunder, the Exercise Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Warrant Shares purchasable hereunder shall be adjusted.

2.5.
Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this sub-Section will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

2.6.
Notice of Adjustments.  Whenever the Exercise Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to this Section 2, the Company shall prepare a certificate signed by an executive officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Exercise Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder.

2.7.
Calculations.  All calculations under this Section 2 shall be made on an aggregate basis and to the nearest cent or the nearest 1/100th of a share, as applicable.  Any provision of this Section 2 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of Shares into which this Warrant is exercisable shall be made if the amount of such adjustment on an aggregate basis would be less than $0.01 or 1/100th of a share. The number of Company Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Ordinary Shares.

3.	INVESTMENT REPRESENTATIONS; LEGEND.

3.1.
Experience; Accredited Investor; Non-U.S. Person. (i) the Holder is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the this Warrant and the Warrant Shares (the “Purchased Securities”) and, without limitation of the Company’s representations and warranties included herein and in the Share Purchase Agreement between the original Holder and the Company dated September 3, 2009 (the “Purchase Agreement”), has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Purchased Securities and has had the opportunity to ask questions of and receive answers from the Company concerning such information; (ii) the Holder is acquiring the Purchased Securities for its own account with no present intention of distributing any of such Purchased Securities and does not have any current arrangement or understanding with any other persons regarding the distribution of such securities (this representation and warranty not limiting the HolderInvestor’s right to sell or distribute in compliance with the Securities Act and the rules and regulations thereunder); and (iii) the Holder is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act and a non-"U.S. person" within the meaning of Rule 902(k) promulgated under the Securities Act (and the Holder is not purchasing for the account or benefit of a U.S. Person).

3.2.
The Holder understands that, until all of the applicable provisions of Section 3.4 hereof are satisfied, any instrument or certificates representing the Purchased Securities will bear a restrictive legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") NOR HAVE THEY BEEN REGISTERED WITH THE SECURITIES AUTHORITIES OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE OR OTHER JURISDICTION SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY (WHICH OPINION SHALL NOT BE REQUIRED FOR A SALE PURSUANT TO RULE 144(b)(1) UNDER THE SECURITIES ACT, PROVIDED THAT THE COMPANY HAS RECEIVED CUSTOMARY REPRESENTATIONS CERTIFYING AS TO THE AVAILABILITY OF SUCH RULE 144(b)(1)).  FOLLOWING NOVEMBER 19, 2010, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES OR OTHER LOAN WITH AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

3.3.
In addition, the Holder understands that, until the expiration of the lock up period set forth in Section 4, any instrument or certificates representing the Purchased Securities will bear a restrictive legend in substantially the following form:

“IN ADDITION, THESE SECURITIES ARE SUBJECT TO CONTRACTUAL RESTRICTIONS ON DISPOSITIONS AS SET FORTH IN SECTION 4 OF THIS WARRANT.”

3.4.
Legend Removal. Promptly following the expiration of the lock-up period under Section 4, at the request of the Holder, the Company shall cooperate with the Holder to have, and shall promptly cause the restrictive legend pursuant to Section 3.3 promptly removed from the instruments and/or certificates representing this Warrant and any Warrant Shares issued upon the exercise of this Warrant referred to in such written request, and be replaced with instruments and/or certificates which do not bear such restrictive legends. Promptly following the satisfaction of all of the applicable conditions in Rule 144 or in connection with sales of this Warrant and/or Warrant Shares that are otherwise permitted by the applicable securities laws, at the request of the Holder, the Company shall cooperate, and shall instruct its counsel to cooperate, with the Holder to have, and shall promptly cause, the restrictive legend pursuant to Section 3.2 promptly removed from the instruments and/or certificates representing this Warrant and/or such Warrant Shares referred to in such written request, and be replaced with instruments and/or certificates which do not bear such restrictive legends.

3.5.
Exemption from Registration.  The Holder understands that the Purchased Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations thereunder and state securities laws and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Purchased Securities.

4.
LOCK UP OF WARRANT. The Holder agrees that, during the period beginning on the date hereof and until the first anniversary thereof, the Holder will not offer, sell, transfer, assign, contract to sell, create a lien on, or otherwise dispose of, this Warrant or any Warrant Shares, other than to a Permitted Transferee. The foregoing restriction is expressly agreed to preclude the Holder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of this Warrant or the Warrant Shares even if such Warrant or Warrant Shares would be disposed of by someone other than the Holder, other than to a Permitted Transferee.  Such prohibited hedging or other transactions include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of this Warrant or Warrant Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Warrant or Warrant Shares. “Permitted Transferee” means (a) each of the Alpha Promoters (as defined in the Purchase Agreement) (b) as to any individual - any grandparents, parents, siblings, children, lineal descendant (including step and adopted children), and any spouse, of such individual or any of the foregoing, or trust of which at least one of the foregoing is the beneficiary; (c) any affiliate of the persons indicated in (a) or (b) above; (d) as to any partnership: (1) any of its general and limited partners; (2) any of its affiliates; (3) any person, directly or indirectly, managing such entity; or (4) any entity (and its partners) managed by the same management company or managing general partner, or managed by an affiliate of such management company or managing general partner; and (e) as to a trust, the beneficiary or beneficiaries of such trust; provided that, in each case, the Permitted Transferee has agreed in writing to assume and be bound by the Holder’s obligations hereunder as if it were an original party hereto.

5.	TRANSFER; ASSIGNMENT.

5.1.
Subject to the restrictions on transfer provided herein in Sections 3 and 4, this Warrant shall be transferable or assignable, in whole or in part, at the discretion of the Holder and the Company shall transfer this Warrant, in whole or in part, from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if reasonably required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant(s) shall be issued to the transferee(s) and the surrendered Warrant shall be canceled by the Company.

5.2.
The Company will maintain a register containing the names and addresses of the Holder(s) of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes. Any Holder may change such Holder's address as shown on the warrant register by written notice to the Company requesting such change.

6.
NO IMPAIRMENT. The Company will not, by amendment of its charter documents or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, sale of assets, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, or impair the economic interest of the Holder, but will at all times in good faith assist in the carrying out of all the provisions hereof and in taking of all such actions and making all such adjustments as may be necessary or appropriate in order to protect the rights and the economic interests of the Holder against impairment.

7.
TERM; TERMINATION. The right to purchase Warrant Shares upon exercise hereof shall terminate on 5:00 P.M. Eastern Time on the [for the warrant @$9.10 and $10.10 - 3.5th; @11.10 and 12.10 – 4.5th] anniversary of the date hereof.

8.	NOTICES OF CERTAIN TRANSACTIONS. In case:

8.1.
the Company shall take a record of the holders of its Company Shares (or other shares or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or

8.2.	of any capital reorganization of the Company, any reclassification of the share capital of the Company, any Liquidity Event, or

8.3.	of the voluntary or involuntary dissolution, liquidation or winding-up of the Company.

then, and in each such case, the Company will deliver to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the estimated effective date on which such reorganization, reclassification, Liquidity Event, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Company Shares (or such other shares or securities at the time deliverable upon such reorganization, reclassification, Liquidity Event, dissolution, liquidation or winding up) are to be determined. Such notice shall be delivered ten (10) days prior to the record date or estimated effective date for the event specified in such notice.

9.
RESERVATION OF SHARES.  The Company has and will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such number of authorized, un-issued Company Shares and other shares, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

10.	REGISTRATION RIGHTS.

10.1.
The Company covenants and agrees that the Holder shall be entitled to registration rights pursuant to the Registration Rights Agreement of even date hereof and as amended, in respect of the Warrant Shares purchasable hereunder (and any Company Shares issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Warrant Shares), and the Warrant Shares shall be deemed to be Registrable Securities thereunder.

10.2.
The Holder undertakes to be bound by the provisions of Section 10 (Lock-Up Agreement) of the Registration Rights Agreement of even date hereof and as amended, with respect to prohibitions to sell or offer for sale any Warrant Shares (or any other shares exchanged therefor), if and to the extent that this Warrant has been exercised. For the purpose of this sub-section 10.2 the Holder shall be considered a “Holder” and the Warrant Shares shall be considered “Registrable Securities”, all as defined in the Registration Rights Agreement.

11.
REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor, dated as of the date hereof.  This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holders thereof to purchase in the aggregate the same number of Warrant Shares purchasable hereunder.

12.
NOTICES.  All notices and other communications hereunder shall be in writing and shall be shall be emailed, faxed or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

12.1. If to Holder: to the address set forth on the signature page

12.2.	If to Company:	Retalix Ltd. 10 Zarhin Street Ra'anana 43000, Israel Attention: Chief Financial Officer Telephone No.: (972)-(9)-776-6677 Facsimile No.: (972)-(9)-744-4756

Any notice sent in accordance with this Section shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if by airmail two (2) business days after delivery to the courier service, (iii) if sent by messenger, upon delivery, and (iii) if sent via email or facsimile, upon transmission and electronic confirmation of receipt (or recipient’s electronic “read receipt” in case of email) or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt (or recipient’s electronic “read receipt” in case of email (provided, however, that any notice of change of address shall only be valid upon receipt). Business day shall mean at recipient’s place.

13.
NO RIGHTS AS SHAREHOLDER. The Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to the exercise of this Warrant, and then with respect to such Warrant Shares purchased upon such exercise.

14.
NO FRACTIONAL INTEREST.  No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares which would otherwise be issuable the number of shares shall rounded to the nearest whole number.

15.
ENTIRE AGREEMENT.  This Warrant together with the applicable provisions of the Purchase Agreement relating thereto constitutes the entire agreement between the parties hereto with regard to the subject matters hereof, and supersedes any prior communications, agreements and/or understandings between the parties hereto with regard to the subject matters hereof.

16.
AMENDMENT OR WAIVER. This Warrant may be amended only by a written instrument signed by the Company and the Holder. Any term of this Warrant may be waived only by an instrument in writing signed by the party against which enforcement of the waiver is sought.

17.	SUCCESSORS. All the covenants and provisions hereof by or for the benefit of the Holder shall inure to the benefit of its respective successors and assigns hereunder.

18.
GOVERNING LAW; JURISDICTION. This Warrant shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to principles of conflicts of law. The parties hereby submit any dispute arising under or in relation to this Warrant to the exclusive jurisdiction of the competent court for the District of Tel Aviv-Jaffa, other than with respect to the matters set forth in Section 1.2.2.3 which, in accordance with such Section, are to be referred to arbitration.

19.
HEADINGS; INTERPRETATION.  The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”.  The words “herein,” “hereof,” “hereto” and “hereunder” and words of similar import, when used in this Warrant, shall refer to this Warrant as a whole and not to any particular provision of this Warrant; the word “person(s)” shall include an individual, corporation, partnership, association, trust, enterprise or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof; and the word “affiliate(s)” (and words of similar import) of any party hereof shall mean another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. For purposes of the foregoing definition, “control” shall mean ownership (direct or indirect) of more than 50% of the shares of the subject person entitled to vote in the election of directors (or, in the case of a person that is not a corporation, for the election of the corresponding managing authority).

20.
COUNTERPARTS.  This Warrant may be executed in one or more counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart. The exchange of an executed Warrant (in counterparts or otherwise) by facsimile transmission or by electronic delivery in .pdf format or the like shall be sufficient to bind the parties to the terms and conditions of this Agreement, as an original.

- Signature page follows -

This WARRANT TO PURCHASE ORDINARY SHARES OF RETALIX TD. is executed as of the date first set forth above.

RETALIX LTD. By: ___________________________________ Name: Title:

Acknowledged and Agreed to:

investor ___________________________________ Name:______________________________
Address:
Telephone No: +972-(0)
Facsimile No.: +972-(0)
With a mandatory copy to (which shall not constitute notice):
Meitar Liquornik Geva & Leshem Brandwein
16 Abba Hillel Road Ramat Gan 52506, Israel
Attention: Telephone No.: Facsimile No.: Email:	Dan Geva, Advocate Shira Azran, Advocate (972)-(3)-610-3100 (972)-(3)-6103-111 dan@meitar.com sazran@meitar.com

NOTICE OF EXERCISE

To: RETALIX Ltd.	Date: [ ]

The undersigned, pursuant to the provisions set forth in the attached WARRANT TO PURCHASE ORDINARY SHARES OF RETALIX LTD. hereby irrevocably elects to:

❑ purchase _______________ Company Shares covered by such Warrant and herewith makes payment of $ _______________, representing the full purchase price for such shares at the price per share provided for in such Warrant (as adjusted from time to time pursuant to the terms of this Warrant), or

❑ exercise such Warrant for _______________ shares purchasable under the Warrant pursuant to the Net Issue Exercise provisions of Section 1.2 of such Warrant and tenders the Warrant accordingly.

Please issue a certificate representing the Warrant Shares in the name of the undersigned or as otherwise indicated below, and if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned or as otherwise indicated below and delivered to the address stated below:

Name:
Address:
ID or Social Security No.:

______________________	_________________________
(Date)	(Print Name)

_________________________
(Signature)